Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Donald Macleod, Lewis Chew, and Todd M. DuChene, and each of them singly, his true and lawful attorney-in-fact and in his name, place, and stead, and in any and all of his offices and capacities with National Semiconductor Corporation (the “Company”), to sign the Annual Report on Form 10-K for the Company’s 2011 fiscal year, and any and all amendments to said Annual Report on Form 10-K, and generally to do and perform all things and acts necessary or advisable in connection therewith, and each of the undersigned hereby ratifies and confirms all that each of said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney as of the date set forth opposite his signature.

SIGNATURE		DATE

/S/	WILLIAM J. AMELIO	July 26, 2011
William J. Amelio

/S/	STEVEN R. APPLETON	July 26, 2011
Steven R. Appleton

/S/	GARY P. ARNOLD	July 26, 2011
Gary P. Arnold

/S/	RICHARD J. DANZIG	July 26, 2011
Richard J. Danzig

/S/	ROBERT J. FRANKENBERG	July 26, 2011
Robert J. Frankenberg

/S/	EDWARD R. McCRACKEN	July 26, 2011
Edward R. McCracken

/S/	RODERICK C. McGEARY	July 26, 2011
Roderick C. McGeary

/S/	WILLIAM E. MITCHELL	July 26, 2011
William E. Mitchell